Exhibit 31.1
Certification of Jerry A. Greenberg Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that:

1.   I have reviewed this Form 10-Q/A of Sapient Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Sapient Corporation as of, and for, the periods presented in this report;

4. Sapient Corporation's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Sapient Corporation and have:

          (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Sapient Corporation, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          (b) Evaluated the effectiveness of Sapient Corporation's disclosure controls and procedures and presented in the original report to which this report is an amendment our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of the original report to which this report is an amendment based on such evaluation; and

          (c) Disclosed in the original report to which this report is an amendment any change in Sapient Corporation's internal control over financial reporting that occurred during the quarter ended June 30, 2003 that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. Sapient Corporation's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

          (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Sapient Corporation's ability to record, process, summarize and report financial information; and

          (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

          SIGNATURE                                          TITLE                                      DATE

   /s/ JERRY A. GREENBERG                           Co-Chief Executive Officer                     November 13, 2003
----------------------------                         Co-Chairman of the Board
    Jerry A. Greenberg
